Exhibit 2.39
COLLATERAL TRUST AGREEMENT
dated as of May 26, 2011
among
SATÉLITES MEXICANOS, S.A. DE C.V.
the Guarantors from time to time party hereto,
WILMINGTON TRUST FSB
as Trustee under the Indenture
and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Collateral Trustee

i

ii

This Collateral Trust Agreement (this “Agreement”) is dated as of May 26, 2011 and is by and among Satélites Mexicanos, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Satmex”), the Guarantors from time to time party hereto, Wilmington Trust FSB, as Trustee (as defined below), and Wells Fargo Bank National Association, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).
RECITALS
Satmex Escrow, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Escrow Issuer”) issued 9.50% Senior Secured Notes due 2017 (the “Notes”) in an aggregate principal amount of $325,000,000 pursuant to an Indenture dated as of May 5, 2011, among Escrow Issuer and Wilmington Trust FSB, as the trustee (in such capacity and together with its successors in such capacity, the “Trustee”), which Indenture is supplemented on the date hereof by the Supplemental Indenture executed by Satélites Mexicanos, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Satmex”), the guarantors from time to time party thereto and the Trustee (such Indenture, as supplemented by such Supplemental Indenture, and as it may be amended, restated, further supplemented or otherwise modified from time to time, the “Indenture”).
Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.
Satmex and the Guarantors intend to secure the Obligations under the Indenture and any future Priority Lien Debt on a priority basis and, subject to such priority, intend to secure the Obligations under any future Junior Lien Debt, with Liens on all current and future Collateral to the extent that such Liens have been provided for in the applicable Security Documents.
This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the collateral trustee for the current and future holders of the Secured Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or that is otherwise the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

AGREEMENT
In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION
SECTION 1.1 Defined Terms. The following terms will have the following meanings:
“Act of Required Debtholders” means, as to any matter at any time:
(1) prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by the Priority Lien Representative or Priority Lien Representatives of the holders of more than 50.0% of the sum of:
(x) the aggregate outstanding principal amount of Priority Lien Debt (including, if provided for in the applicable Priority Lien Document, the face amount of outstanding letters of credit whether or not then available or drawn); and
(y) if provided for in the applicable Priority Lien Document, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; and
(2) at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by the Junior Lien Representative or Junior Lien Representatives of the holders of Junior Lien Debt representing the Required Junior Lien Debtholders;
(3) after (i) the termination or expiration of all commitments to extend credit that would constitute Secured Debt, (ii) the payment in full in cash of the principal of and interest and premium (if any) on all Secured Debt (other than any undrawn letters of credit), and (iii) the discharge or cash collateralization (at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Document) of all outstanding letters of credit constituting Secured Debt (including the furnishing of back-up letters of credit or the deemed issuance under a new agreement that is not in respect of any Secured Debt and that is not a Secured Debt Document with the consent of the issuing bank of such outstanding letters of credit), a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50.0% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Secured Debt Document relating to Secured Obligations consisting of a Hedging Obligation) or, with respect to any Hedging Obligation that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedging Obligation, under all Secured Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last business day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee in writing; provided further that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of determining the direction of the Act of Required Debtholders. If the only Secured Obligations outstanding are Banking Product Obligations, then the “Act of Required Debtholders” shall mean the holders of more than 50.0% of the sum of such Banking Product Obligations. Each written direction delivered by a Priority Lien Representative or a Junior Lien Representative in accordance with clause (1) or (2) above shall set forth the aggregate principal amount of the applicable Series of Priority Lien Debt or Series of Junior Lien Debt, as the case may be, outstanding as of the date of such written direction.

“Additional Secured Debt” has the meaning set forth in Section 3.8.
“Additional Secured Debt Designation” means a notice in substantially the form of Exhibit A.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agreement” has the meaning set forth in the preamble.
“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation.
“Banking Product Obligations” means with respect to Satmex or any of its Restricted Subsidiaries, any obligations of Satmex or such Restricted Subsidiary owed to any provider of treasury or cash management services, automated clearing house transfer services, services on account of credit or debit cards or related merchant services.
“Board of Directors” means (1) with respect to a corporation, the board of directors of the corporation, (2) with respect to a partnership, the board of managers of the general partner of the partnership, (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof and (4) with respect to any other Person, the board of directors or managers of such Person serving a similar function.
“Business Day” means any day other than a Legal Holiday.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:
(1) in the case of a corporation or a sociedad anónima, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership, sociedad de responsabilidad limitada or limited liability company, partnership interests (whether general or limited) equity quota (parte social) or membership interests; and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1) United States dollars;
(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided, that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any U.S. commercial bank having capital and surplus in excess of $500,000,000 and having rating of at least P-2 or A-2 from either Moody’s or S& P, respectively;
(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within twenty-four months after the date of acquisition;
(6) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 12 months after the date of creation thereof;

(7) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof or readily marketable direct obligations issued by any state of Mexico or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition;
(8) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition;
(9) investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s; and
(10) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (9) of this definition.
“Class” means (1) in the case of Junior Lien Debt, every Series of Junior Lien Debt and all other Junior Lien Obligations, taken together, and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt and all other Priority Lien Obligations, taken together.
“Collateral” means, in the case of each Series of Secured Debt, all properties and assets of Satmex and the Guarantors now owned or hereafter acquired in which Liens have been granted to the Collateral Trustee to secure the Secured Obligations, and shall exclude any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 3.2; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of Satmex or any Guarantor, such assets or properties will cease to be excluded from the Collateral if Satmex or any Guarantor thereafter acquires or reacquires such assets or properties.
“Collateral Proceeds Account” has the meaning set forth in Section 4.10 of the Indenture.
“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Secured Debt, an agreement substantially in the form of Exhibit B and (ii) with respect to the provisions of this Agreement relating to the addition of additional Guarantors, an agreement substantially in the form of Exhibit C.
“Collateral Trustee” has the meaning set forth in the preamble.
“Corporate Trust Office” with respect to the Collateral Trustee, means the principal office of the Collateral Trustee, at which, at any particular time, its corporate trust business shall be principally administered, which office as of the date of this Agreement is the address of the Collateral Trustee set forth in Section 7.7 or such other address as to which the Collateral Trustee shall give written notice to Satmex.
“Credit Facility” means, any debt facility or commercial paper facility, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:
(1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;
(2) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);
(3) discharge or cash collateralization (at the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt (including the furnishing of back-up letters of credit or the deemed issuance under a new agreement that is not in respect of any Priority Lien Debt and that is not a Priority Lien Document with the consent of the issuing bank of such outstanding letters of credit); and
(4) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“GAAP” means (1) generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture or (2) if elected by Satmex by written notice to the Trustee in writing in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which Satmex is making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided, after such election pursuant to the Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Indenture shall be computed in conformity with IFRS, (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall, unless not required to do so by applicable Securities and Exchange Commission rules or regulations, provide comparable consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP as in effect on the date of the Indenture and (y) for delivery of audited annual financial information, it shall, provide comparable consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the date of the Indenture.

“Grantors” means Satmex, each Guarantor and any other Person that pledges any Collateral under the Security Documents for any Secured Obligation.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantor” means with respect to any Priority Lien Obligations, each Person who has Guaranteed payment of any Priority Lien Obligations and with respect to any Junior Lien Obligations, each Person who has Guaranteed payment of any Junior Lien Obligations. For the avoidance of doubt, none of the following subsidiaries of Satmex shall be Guarantors on the date hereof: (i) Enlaces Integra, S.de R.L. de C.V, (ii) SMVS Administración S. de R.L. de C.V., (iii) SMVS Servicios Técnicos S. de R.L. de C.V., (iv) Satmex do Brasil Ltda, and (v) HPS Corporativo S. de R.L. de C.V.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1) in respect of borrowed money;
(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3) in respect of banker’s acceptances;
(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or trade payable; or
(6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations, to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. Notwithstanding the foregoing, in no event shall the reclassification of any lease as Indebtedness due to a change in accounting principles after the date of the Indenture be deemed to be an incurrence of Indebtedness for any purpose under the Indenture.
“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against Satmex, any of its Subsidiaries or any other Guarantor or any of the Collateral, including, without limitation, indemnification of the Collateral Trustee for liabilities of the Collateral Trustee for the net amount of taxes (after taking account of any deduction, credit or other tax reduction or benefit available by reason of the imposition of any such tax) in any jurisdiction in which the Collateral Trustee would not otherwise be subject to tax except by reason of its acting under this Agreement, any Guarantee or any Security Document (directly or through agents, separate trustees or co-trustees), provided that such indemnification for taxes (a) shall apply only (i) in respect of taxes attributable to the performance of the Collateral Trustee’s obligations as Collateral Trustee hereunder or under any Guarantee or Security Document, and all documented costs and expenses (including reasonable fees and expenses of legal counsel and agents selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.
“Indemnitee” has the meaning set forth in Section 7.11(a).
“Indenture” has the meaning set forth in the recitals.

“Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding” means:
(1) any case commenced by or against Satmex or any Guarantor under Title 11, U.S. Code, the Mexican Ley de Concursos Mercantiles, or any similar federal or state law for the relief of debtors, any other proceeding for the declaration of concurso mercantil or quiebra, reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Satmex or any Guarantor, any receivership or assignment for the benefit of creditors relating to Satmex or any Guarantor or any similar case or proceeding relative to Satmex or any Guarantor or its creditors, as such, in each case whether or not voluntary;
(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Satmex or any Guarantor, in each case whether or not voluntary and whether or not involving concurso mercantil, quiebra, bankruptcy or insolvency; or
(3) any other proceeding of any type or nature in which substantially all claims of creditors of Satmex or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other rating agency.
“Junior Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of any Grantor to secure Junior Lien Obligations.
“Junior Lien Debt” means:
(1) Second Lien Debt; and
(2) Indebtedness incurred by Satmex under Section 4.09(b)(3) of the Indenture that is secured by a Junior Lien, and on a junior basis to the Priority Lien Debt, that was permitted to be incurred and so secured under each applicable Secured Debt Document;
provided, that
(a) on or before the date such Indebtedness is incurred by Satmex, such Indebtedness is designated by Satmex as “Junior Lien Debt” for purposes of the Secured Debt Documents and this Agreement in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(a); provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Priority Lien Debt;
(b) such Indebtedness is governed by a credit agreement or other agreement that includes a lien sharing and priority confirmation;

(c) the Junior Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b); and
(d) all other requirements set forth in Section 3.8 have been complied with.
“Junior Lien Documents” means any indenture, Credit Facility or other agreement pursuant to which Junior Lien Debt is incurred and the Security Documents related thereto (other than any Security Documents that do not secure Junior Lien Obligations).
“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof.
“Junior Lien Representative” means, in the case of any Series of Junior Lien Debt, the trustee, agent or representative of the holders of such Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (a) is appointed as a representative of the Junior Lien Debt (for purposes related to the administration of the security documents) pursuant to the indenture, the Credit Facility or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has become a party hereto by executing a Collateral Trust Joinder.
“Junior Trust Estate” has the meaning set forth in Section 2.2.
“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York, any city where a Corporate Trust Office of the Collateral Trustee is located, the place of payment or Mexico. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security trust, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Mexican Security Documents” means that certain (i) Mortgage, dated as of the date hereof, granted by Satélites Mexicanos, S.A. de C.V. in favor of Wells Fargo Bank, National Association, as collateral trustee, (ii) Floating Lien Pledge Agreement, dated as of the date hereof, among Satélites Mexicanos, S.A. de C.V. and Wells Fargo Bank, National Association, as collateral trustee, and (iii) Equity Interest Pledge Agreement, dated as of the date hereof, among Satélites Mexicanos, S.A. de C.V. and Wells Fargo Bank, National Association, as collateral trustee, in each case substantially in the form attached hereto as Exhibit F and as may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Notes” has the meaning set forth in the recitals.
“Note Documents” means the Indenture, the Notes and the Security Documents (other than Security Documents that secure Junior Lien Obligations).
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the General Counsel, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of Satmex.
“Officers’ Certificate” means a certificate signed on behalf of Satmex by any two Officers of Satmex, one of whom must be the chief executive officer, the chief financial officer, the treasurer or the principal accounting officer of Satmex, including:
(a) a statement that the Person making such certificate has read such covenant or condition;
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;
(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Collateral Trustee, who may at the election of the Collateral Trustee be an individual employed as counsel to the Collateral Trustee or Satmex.
“Permitted Prior Liens” means:
(1) Liens described in clauses (1)(a), (1)(c), (3), (4) (excluding Liens on Capital Stock), (5), (6), (7), (8), (9), (10) and (11)(to the extent replacing a Permitted Lien (as defined in the Indenture) incurred pursuant to one of the foregoing clauses) of the definition of “Permitted Liens” under the Indenture; and
(2) Permitted Liens (as defined in the Indenture) that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Security Documents.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of any Grantor to secure Priority Lien Obligations.
“Priority Lien Debt” means:
(1) the Notes;
(2) additional notes issued under any indenture or other Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of Satmex that is secured equally and ratably with Indebtedness referred to in clause (1) above on a priority basis by a Lien that was permitted to be incurred and so secured under each applicable Priority Lien Document; provided, that, with respect to any Indebtedness referred to in this clause (2), that:
(a) on or before the date such Indebtedness is incurred by Satmex, such Indebtedness is designated by Satmex as “Priority Lien Debt” for purposes of the Secured Debt Documents and this Agreement in an Additional Secured Debt Designation executed and delivered in accordance with Section 3.8(a); provided, that no Series of Secured Debt may be designated as both Priority Lien Debt and Junior Lien Debt;
(b) the Priority Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b);
(c) such Indebtedness is governed by a credit agreement or other agreement that includes a lien sharing and priority confirmation; and
(d) all other requirements set forth in Section 3.8 have been complied with.
For the avoidance of doubt, Hedging Obligations and Banking Product Obligations shall not constitute Priority Lien Debt, but may constitute Priority Lien Obligations.
“Priority Lien Documents” means collectively, the Note Documents, any indenture, any Credit Facility or other agreement pursuant to which any Priority Lien Debt is incurred and the Security Documents (other than any Security Documents that do not secure Priority Lien Obligations).
“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect thereof, together with Hedging Obligations and Banking Product Obligations that are secured, or intended to be secured, under the Priority Lien Documents if such provider of such Hedging Obligations and Banking Product Obligations has agreed to be bound by the terms of this Agreement or such provider’s interest in the Collateral is subject to the terms of this Agreement.

“Priority Lien Representative” means:
(1) in the case of the Notes, the Trustee; or
(2) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains (or causes to be maintained) the transfer register for such Series of Priority Lien Debt and (A) is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, Credit Facility or other agreement governing such Series of Priority Lien Debt, together with its successors in such capacity, and (B) who has executed a Collateral Trust Joinder.
“Required Junior Lien Debtholders” means, at any time, the holders of more than 50% of the sum of:
(a) the aggregate outstanding principal amount of Junior Lien Debt (including outstanding letters of credit whether or not then available or drawn); and
(b) the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt.
“Responsible Officer” means any officer of the Collateral Trustee with direct responsibility for the administration of this Agreement, and with respect to a particular corporate trust matter, any other officer of the Collateral Trustee to whom such matter is referred because of his knowledge and familiarity with the particular subject.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary (as defined in the Indenture).
“S&P” means Standard & Poor’s Ratings Group.
“Satmex 7” has the meaning ascribed to such term under the definition of “Satmex 7” Subsidiary.
“Satmex 7 ATP” means that certain Authorization to Proceed, dated June 20, 2008, between Satmex and Space Systems/Coral, Inc.
“Satmex 7 Subsidiary” a non-Guarantor Restricted Subsidiary formed solely to design, construct, launch and own a satellite known as “Satmex 7” for operation in the 114.9º W.L. orbital slot and related assets.
“Second Lien Debt” means Indebtedness of Satmex that is secured on a junior basis to the Priority Lien Debt and constitutes Junior Lien Debt.
“Secured Debt” means Priority Lien Debt and Junior Lien Debt.

“Secured Debt Default” means any event or condition which, under the terms of any Secured Debt Document governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (after the giving of notice or the lapse of time, or both, if required) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.
“Secured Debt Documents” means the Priority Lien Documents and the Junior Lien Documents.
“Secured Debt Representative” means each Priority Lien Representative and each Junior Lien Representative.
“Secured Obligations” means Priority Lien Obligations and Junior Lien Obligations.
“Secured Parties” means the holders of Secured Obligations and the Secured Debt Representatives.
“Security Documents” means this Agreement, each Collateral Trust Joinder, each U.S. Security Document, each Mexican Security Document and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Grantor creating or perfecting (or purporting to create or perfect) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.
“Senior Trust Estate” has the meaning set forth in Section 2.1.
“Series of Junior Lien Debt” means, severally, any Credit Facility and other Indebtedness that constitutes Junior Lien Debt.
“Series of Priority Lien Debt” means, severally, the Notes and other Indebtedness that constitutes Priority Lien Debt.
“Series of Secured Debt” means, severally, each Series of Priority Lien Debt and each Series of Junior Lien Debt.
“Solidaridad 2 Concession” means the concession granted by the Mexican government to operate a satellite in the orbital slot currently occupied by the Solidaridad 2 satellite.
“Standstill Period” has the meaning set forth in Section 2.4(b).
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of the Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:
(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Trustee” has the meaning set forth in the recitals.
“Trust Estates” has the meaning set forth in Section 2.2.
“U.S. Security Documents” means that certain (i) Security Agreement dated as of the date hereof, among Alterna’ TV Corporation, Alterna’ TV International Corporation, the other grantors from time to time party thereto and Wells Fargo Bank, National Association, as collateral trustee and (ii) Pledge Agreement, dated as of the date hereof, among Satélites Mexicanos, S.A. de C.V., the other pledgors from time to time party thereto, and Wells Fargo Bank, National Association, as collateral trustee, in each case substantially in the form attached hereto as Exhibit E and as may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.
SECTION 1.2 Rules of Interpretation.
(a) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.
(b) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(c) The use in this Agreement or any of the other Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The definitions set forth herein shall apply equally to both the singular and plural forms of the terms defined.
(d) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.
(e) Any provision contained herein referencing a section or other provision of the Indenture shall not be effective at any time the Indenture is not in full force and effect.
(f) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and Sections 2.7 and 7.1 hereof and (2) prior to the Discharge of Priority Lien Obligations, approved in a writing delivered to the Trustee and the Collateral Trustee by, or on behalf of, the requisite holders of Priority Lien Obligations as are needed (if any) under the terms of the applicable Priority Lien Documents to approve such amendment or modification.
This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.

ARTICLE 2. THE TRUST ESTATES
SECTION 2.1 Declaration of Senior Trust.
To secure the payment of the Priority Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, each of the Grantors hereby confirms the grant to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future holders of Priority Lien Obligations, all of Satmex’s and such other Grantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Priority Lien Documents for the benefit of the holders of Priority Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under such Priority Lien Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Senior Trust Estate”).
The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all current and future holders of Priority Lien Obligations as security for the payment of all current and future Priority Lien Obligations.
Notwithstanding the foregoing, if at any time:
(1) all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;
(2) the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;
(3) no monetary obligation (including outstanding unpaid indemnification claims but excluding indemnification and other contingent obligations not then due and payable and letters of credit (x) that have been cash collateralized, (y) with respect to which one or more back-up letters of credit has been furnished or (z) which are deemed to be issued under a new agreement that is not in respect of any Priority Lien Debt and that is not a Priority Lien Document with the consent of the issuing bank of such outstanding letters of credit, in each case as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents or counsel (whether in an individual or representative capacity); and
(4) Satmex delivers to the Collateral Trustee an Officers’ Certificate stating that all Priority Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that Satmex and the Guarantors are not required by any Priority Lien Document to grant any Priority Lien upon any property, then the senior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.
The parties further agree that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

SECTION 2.2 Declaration of Junior Trust.
To secure the payment of the Junior Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Grantors hereby confirms the grant to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all future holders of Junior Lien Obligations, all of Satmex’s and such other Grantor’s right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Junior Lien Document for the benefit of the holders of Junior Lien Obligations, together with all of the Collateral Trustee’s right, title and interest in, to and under such Junior Lien Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Junior Trust Estate,” and together with the Senior Trust Estate, the “Trust Estates”).
The Collateral Trustee and its successors and assigns under this Agreement will hold the Junior Trust Estate in trust for the benefit solely and exclusively of all current and future holders of Junior Lien Obligations as security for the payment of all current and future Junior Lien Obligations.
Notwithstanding the foregoing, if at any time:
(1) all Liens securing the Junior Lien Obligations have been released as provided in Section 4.1;
(2) the Collateral Trustee holds no other property in trust as part of the Junior Trust Estate;
(3) no monetary obligation (including outstanding unpaid indemnification claims but excluding indemnification and other contingent obligations not then due and payable and letters of credit (x) that have been cash collateralized, (y) with respect to which one or more back-up letters of credit has been furnished or (z) which are deemed to be issued under a new agreement that is not in respect of any Junior Lien Debt and that is not a Junior Lien Document with the consent of the issuing bank of such outstanding letters of credit, in each case as provided in clause (3) of the definition of “Discharge of Priority Lien Obligations”) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents or counsel (whether in an individual or representative capacity); and
(4) Satmex delivers to the Collateral Trustee an Officers’ Certificate stating that all Junior Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Junior Lien Documents and that Satmex and the Guarantors are not required by any Junior Lien Document to grant any Junior Lien upon any property, then the junior trust arising hereunder will terminate, except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties further agree that the Junior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.
SECTION 2.3 Priority of Liens. Notwithstanding anything else contained herein or in any other Security Document, and notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Junior Lien Obligations granted on the Collateral or of any Liens securing the Priority Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, the time of incurrence of any Series of Priority Lien Debt or Junior Lien Debt or any other applicable law or the Junior Lien Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Priority Lien Obligations or any other circumstance whatsoever, it is the intent of the parties that, and the parties hereby agree that:
(1) this Agreement and the other Security Documents create two separate and distinct Trust Estates and Liens: the Senior Trust Estate and Priority Lien securing the payment and performance of the Priority Lien Obligations and the Junior Trust Estate and Junior Lien securing the payment and performance of the Junior Lien Obligations; and
(2) the Liens securing the Junior Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations.
SECTION 2.4 Restrictions on Enforcement of Junior Liens.
(a) Until the Discharge of Priority Lien Obligations, whether or not any Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding has been commenced by or against Satmex or any Guarantor, the Priority Lien Representatives will have, subject to the exceptions set forth below in clauses (1) through (4), clause (ii) of the final paragraph of Section 2.4(b), and Section 10.07 of the Indenture, and subject to the rights of the holders of Permitted Prior Liens, the exclusive right to authorize and direct the Collateral Trustee with respect to the Security Documents and the Collateral including, without limitation, the exclusive right to authorize or direct the Collateral Trustee in writing to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral (including, without limitation, the exercise of any right of setoff or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement) and neither the trustee, the Junior Lien Representatives nor the holders of any Junior Lien Obligations may authorize or direct the Collateral Trustee with respect to such matters. Notwithstanding the foregoing, the Junior Lien Representatives may, subject to the rights of the holders of other Permitted Prior Liens, direct the Collateral Trustee in writing with respect to Collateral:
(1) without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

(2) as necessary to redeem any Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations in the event of foreclosure or other enforcement of any Permitted Prior Lien;
(3) as necessary to perfect or establish the priority (subject to Priority Liens and other Permitted Prior Liens) of the Junior Liens upon any Collateral, provided that unless otherwise provided in the Security Documents, the trustee and the holders of Junior Lien Obligations and the Junior Lien Representatives may not require the Collateral Trustee to take any action to perfect any Collateral through possession or control other than the Collateral Trustee taking any action for possession or control required by the holders of Junior Lien Obligations and the Junior Lien Representatives in accordance with Section 7.4; or
(4) as necessary to create, prove, preserve or protect (but not enforce) the Junior Liens upon any Collateral.
(b) Subject to Section 10.07 of the Indenture, until the Discharge of Priority Lien Obligations, none of the holders of Junior Lien Obligations, the Collateral Trustee (unless acting pursuant to an Act of Required Debtholders) on behalf of the Junior Lien Obligations or any Junior Lien Representative will:
(1) request judicial relief, in an Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations in respect of the Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Junior Liens or grant the Junior Liens equal ranking to the Priority Liens;
(2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Lien Obligations or any Priority Lien Representative in any Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding;
(3) oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations or any Priority Lien Representative of the right to credit bid Priority Lien Debt at any sale of Collateral in foreclosure of Priority Liens;
(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations or any Priority Lien Representative relating to the lawful enforcement of any Priority Lien;
(5) contest, protest or object to any foreclosure proceeding or action brought by the Collateral Trustee, any Priority Lien Representative or any holder of Priority Lien Obligations or any other exercise by the Collateral Trustee, any Priority Lien Representative or any holder of Priority Lien Obligations of any rights and remedies relating to the Collateral under the Priority Lien Documents or otherwise and each Junior Lien Representative on behalf of itself and each holder of Junior Lien Obligations waives any and all rights it may have to object to the time or manner in which the Collateral Trustee, any Priority Lien Representative or any holder of Priority Lien Obligations seek to enforce the Priority Lien Obligations or the Priority Liens; or

(6) contest or support any other Person in contesting, in any proceeding (including any Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding) the validity, enforceability, perfection or priority of the Priority Liens.
Notwithstanding the foregoing, both before and during an Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding, (i) the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding against Satmex or any Guarantor in accordance with applicable law; provided, each holder of Junior Lien Obligations may not take any of the actions prohibited by clauses (1) through (6) of this Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under Section 2.8 and (ii) after a period of 120 days has elapsed (which period will be tolled during any period in which the Collateral Trustee will not be entitled to enforce or exercise any rights or remedies with respect to any Collateral as a result of (x) any injunction issued by a court of competent jurisdiction or (y) the automatic stay or any other stay in any Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding) since the date on which the Trustee has delivered to the Collateral Trustee written notice of the acceleration of the Notes (the “Standstill Period”), the holders of Junior Lien Obligations and the Junior Lien Representatives may enforce or exercise any rights or remedies with respect to any Collateral; provided, however that notwithstanding the expiration of the Standstill Period or anything in this Agreement to the contrary, in no event may the Collateral Trustee on behalf of any holder of Junior Lien Obligations or any Junior Lien Representative enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Collateral Trustee on behalf of the holders of Priority Lien Obligations and the Priority Lien Representatives shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from modification of the automatic stay or any other stay in any insolvency or liquidation proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to such Collateral or any such action or proceeding (prompt written notice thereof to be given to the Junior Lien Representatives by the Collateral Trustee).
(c) After (1) the commencement of any Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding in respect of Satmex or any Guarantor or (2) the Collateral Trustee and each Junior Lien Representative have received written notice from any Priority Lien Representative at the direction of an Act of Required Debtholders stating that (A) any Series of Priority Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (B) the holders of Priority Liens securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to and desire to enforce any or all of the Priority Liens by reason of an event of default under such Priority Lien Documents, no payment of money (or the equivalent of money) will be made from the proceeds of Collateral by Satmex or any Guarantor to the Collateral Trustee (other than payments to the Collateral Trustee for the benefit of the holders of Priority Lien Obligations or payments to the Collateral Trustee pursuant to Sections 7.10 or 7.11), any Junior Lien Representative, or any holder of Junior Lien Obligations (including, without limitation, payments and prepayments made for application to Junior Lien Obligations and all other payments and deposits made pursuant to any Junior Lien Document).

(d) Subject to Section 10.07 of the Indenture, all proceeds of Collateral received by the Collateral Trustee, any Junior Lien Representative or any holder of Junior Lien Obligations in violation of Section 2.4(c) will be held in trust by the Collateral Trustee, the applicable Junior Lien Representative or the applicable holder of Junior Lien Obligations for the account of the holders of Priority Liens and remitted to any Priority Lien Representative upon written demand by such Priority Lien Representative. The Junior Liens will remain attached to and, subject to Section 2.3, enforceable against all proceeds so held or remitted. All proceeds of Collateral received by the Collateral Trustee, any Junior Lien Representative or any holder of Junior Lien Obligations not in violation of Section 2.4(c) will be received by the Collateral Trustee, such Junior Lien Representative or such holder of Junior Lien Obligations free from the Priority Liens but subject to the Junior Liens.
SECTION 2.5 Waiver of Right of Marshalling.
(a) Prior to the Discharge of Priority Lien Obligations, holders of Junior Lien Obligations, each Junior Lien Representative and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the holders of Priority Lien Obligations and the Priority Lien Representatives (in their capacity as priority lienholders).
(b) Following the Discharge of Priority Lien Obligations, the holders of Junior Lien Obligations, any Junior Lien Representative and the Collateral Trustee may assert their right under the UCC or otherwise to any proceeds remaining following a sale or other disposition of Collateral by, or on behalf of, the holders of Priority Lien Obligations.
SECTION 2.6 Discretion in Enforcement of Priority Liens.
(a) At any time prior to the Discharge of Priority Lien Obligations and subject to the terms of this Agreement, in exercising rights and remedies with respect to the Collateral, the Priority Lien Representatives may enforce (or refrain from enforcing) or direct in writing the Collateral Trustee to enforce (or refrain from enforcing) the provisions of the Priority Lien Documents and exercise (or refrain from exercising) or direct in writing the Collateral Trustee to exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:
(1) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;
(2) the enforcement or forbearance from enforcement of any Priority Lien in respect of the Collateral;

(3) the exercise or forbearance from exercise of rights and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the Security Documents;
(4) the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and
(5) the exercise or forbearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.
SECTION 2.7 Amendments to Priority Lien Documents and Discretion in Enforcement of Priority Lien Obligations.
(a) Without in any way limiting the generality of Section 2.6 but subject to Section 7.1, the holders of Priority Lien Obligations and the Priority Lien Representatives may, at any time and from time to time, without the consent of or notice to holders of Junior Lien Obligations or the Junior Lien Representatives, without incurring responsibility to holders of Junior Lien Obligations and the Junior Lien Representatives and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of holders of Junior Lien Obligations and the Junior Lien Representatives, do any one or more of the following:
(1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding including, without limitation increasing the principal amount thereof and/or the applicable margin or similar component of interest rate;
(2) release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;
(3) release the Priority Lien on any Collateral; and
(4) exercise or refrain from exercising any rights against Satmex or any Guarantor.
SECTION 2.8 Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceedings.
(a) If in any Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations, the holders of Priority Lien Obligations by an Act of Required Debtholders consent to any order:
(1) for use of cash collateral;
(2) approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding;

(3) granting any relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations in the Collateral subject to Priority Liens; or
(4) relating to a sale of assets of Satmex or any Guarantor that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Priority Liens and Junior Liens will attach to the proceeds of the sale;
then, the holders of Junior Lien Obligations, in their capacity as holders of secured claims and each Junior Lien Representative, will not oppose or otherwise contest the entry of such order, so long as none of the holders of Priority Lien Obligations or any Priority Lien Representative in any respect opposes or otherwise contests any request made by any holder of Junior Lien Obligations or a Junior Lien Representative for the grant to the Collateral Trustee, for the benefit of the holders of Junior Lien Obligations, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, such Lien and all Priority Liens on such property; provided, however, that the foregoing shall not prevent the holders of Junior Lien Obligations and the Junior Lien Representatives, in their capacity as holders or representatives of secured claims, from participating on a pro rata basis in any such debtor-in-possession financing or from proposing any other debtor-in-possession financing to Satmex or any Guarantor or to a court of competent jurisdiction.
Notwithstanding the foregoing, both before and during an Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding, the holders of Junior Lien Obligations and the Junior Lien Representatives may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceedings against Satmex or any Guarantor in accordance with applicable law; provided, that, each holder of Junior Lien Obligations may not take any of the actions prohibited under Section 2.4(b) or oppose or contest any order that it has agreed not to oppose or contest under clauses (1) through (4) of the preceding paragraph.
(b) Neither the holders of any Junior Lien Obligations nor any Junior Lien Representative will file or prosecute in any Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, except that:
(1) they may freely seek and obtain relief: (A) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, all Liens granted in such Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding to, or for the benefit of, the holders of Priority Lien Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

(2) they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.
SECTION 2.9 Collateral Shared Equally and Ratably within Class. The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class notwithstanding the time of incurrence of any Secured Obligations within such Class or time or method of creation or perfection of any Liens securing such Secured Obligations within such Class. It is understood and agreed that nothing in this Section 2.9 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.3.
ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE
SECTION 3.1 Undertaking of the Collateral Trustee.
(a) Each Secured Party acting through its Priority Lien Representative or Junior Lien Representative, as applicable, hereby appoints the Collateral Trustee to serve as collateral trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the current and future Secured Parties:
(1) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;
(2) at the expense and for the account of Satmex or any Guarantor, take all lawful and commercially reasonable actions permitted under the Security Documents or as directed by the Secured Parties by an Act of Required Debtholders that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;
(3) deliver and receive notices pursuant to this Agreement and the Security Documents;
(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies as directed by the Secured Parties by an Act of Required Debtholders;

(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;
(6) execute and deliver amendments to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 7.1; and
(7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1(b).
(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.
(c) Except as provided in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions it determines, in its sole and absolute discretion, are necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement.
SECTION 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:
(a) as directed by an Act of Required Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;
(b) as required by Article 4;
(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or
(d) for the subordination of the Junior Trust Estate and the Junior Liens to the Senior Trust Estate and the Priority Liens.
SECTION 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice that any event has occurred that constitutes an event of default under any Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce any of its Liens hereunder, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative., in the form attached hereto as Exhibit D. Thereafter, subject to clause (ii) of the final paragraph of Section 2.4(b), the Collateral Trustee may await written direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. No holder of Priority Lien Debt other than the Collateral Trustee will be able to exercise rights or remedies with respect to the Collateral.

SECTION 3.4 Application of Proceeds.
(a) The Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral (including distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy, insolvency, concurso mercantile, quiebra, reorganization or similar proceedings) and the proceeds of any title insurance policy or property insurance policy required under any Priority Lien Document or Junior Lien Document (but only to the extent any such property insurance proceeds do not arise from an Event of Loss (as defined in the Indenture)) in the following order of application:
FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and expenses and any reasonable and out-of-pocket legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document (including, but not limited to indemnification payments and reimbursements);
SECOND, to the repayment of Indebtedness and other Obligations, other than Secured Debt, secured by a Permitted Prior Lien on the Collateral sold or realized upon, to the extent that such other Indebtedness or Obligation is required to be discharged in connection with such sale;
THIRD, equally and ratably, to the respective Priority Lien Representatives for application to the payment of all outstanding Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is found not enforceable, allowable or allowed as a claim in such proceeding, and including, if applicable, the discharge or cash collateralization (at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt (including the furnishing of back-up letters of credit or the deemed issuance under a new agreement that is not in respect of any Priority Lien Debt and that is not a Priority Lien Document with the consent of the issuing bank of such outstanding letters of credit));

FOURTH, equally and ratably, to the respective Junior Lien Representatives for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are then due and payable in such order as may be provided in the Junior Lien Documents in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is found not enforceable, allowable or allowed as a claim in such proceeding, and including, if applicable, the discharge or cash collateralization (at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit constituting Junior Lien Debt (including the furnishing of back-up letters of credit or the deemed issuance under a new agreement that is not in respect of any Junior Lien Debt and that is not a Junior Lien Document with the consent of the issuing bank of such outstanding letters of credit); and
FIFTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.
(b) At any time prior to the Discharge of Priority Lien Obligations, if any Junior Lien Representative or any holder of a Junior Lien Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Priority Lien Obligations in accordance with Section 3.4(a) above, whether after the commencement of an Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding or otherwise, such Junior Lien Representative or such holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4(a). Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien.
(c) The provisions of this Section 3.4 are intended for the benefit of each current and future holder of Secured Obligations, each current and future Secured Debt Representative and the Collateral Trustee as holder of all Priority Liens and Junior Liens and will be enforceable as a third party beneficiary by each current and future Secured Debt Representative and the Collateral Trustee as holder of Priority Liens and Junior Liens. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Collateral Trust Joinder including a lien sharing and priority confirmation as provided in Section 3.8 to the Collateral Trustee and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.
(d) In connection with the application of proceeds pursuant to Section 3.4(a), to the extent directed by an Act of Required Debtholders, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

All distributions and amounts in the event payable to the Collateral Trustee pursuant to this Agreement or any of the Secured Obligations shall be payable at the address of the Collateral Trustee set forth in Section 7.7.
SECTION 3.5 Powers of the Collateral Trustee.
(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in writing in respect of any matter by an Act of Required Debtholders (or an act of Required Junior Lien Debtholders to the extent provided for herein).
(b) Except as set forth herein, no Secured Debt Representative or holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.
SECTION 3.6 Protection of Collateral. The Collateral Trustee may from time to time, at its option, but shall not be obligated to, perform any act which Satmex or any Guarantor agrees hereunder to perform and which Satmex or such Guarantor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of a Secured Debt Default) and the Collateral Trustee may, but shall not be obligated to, from time to time take any other action which the Collateral Trustee reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.
SECTION 3.7 Documents and Communications. The Collateral Trustee will permit each Secured Debt Representative and each holder of Secured Obligations upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.
SECTION 3.8 For Sole and Exclusive Benefit of Holders of Secured Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the current and future holders of current and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

SECTION 3.9 Additional Secured Debt.
(a) The Collateral Trustee will, as collateral trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:
(1) holds Secured Obligations that are identified as Priority Lien Obligations or Junior Lien Debt in accordance with the procedures set forth in Section 3.8(b); and
(2) signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder and delivers the same to the Collateral Trustee.
(b) Satmex will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the registered holder of Priority Lien Obligations or the registered holder of Junior Lien Debt incurred by Satmex after the date of this Agreement in accordance with the terms of all applicable Secured Debt Documents. Satmex may only effect such designation by delivering to the Collateral Trustee an Additional Secured Debt Designation stating:
(1) that Satmex intends to incur additional Secured Debt (“Additional Secured Debt”) which will either be (i) Priority Lien Obligations permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Obligations or (ii) Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt;
(2) the name and address of the Secured Debt Representative for such series of Additional Secured Debt for purposes of Section 7.7.
(3) that Satmex and each Guarantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents;
(4) that attached as Exhibit 1 to such Additional Secured Debt Designation is a Reaffirmation Agreement duly executed by Satmex and each Guarantor, which Reaffirmation Agreement shall be substantially in the form of Exhibit 1 to Exhibit A hereto; and
(5) that Satmex has caused a copy of the Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each then existing Secured Debt Representative.
Although Satmex shall be required to deliver a copy of each Additional Secured Debt Designation and each Collateral Trust Joinder to each then existing Secured Debt Representative, the failure to so deliver a copy of the Additional Secured Debt and/or Collateral Trust Joinder to any then existing Secured Debt Representatives shall not affect the status of such debt as Additional Secured Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and the other then existing Secured Debt Representative shall have the right to receive from Satmex an Opinion of Counsel as to the Additional Secured Debt being secured by a valid and perfected security interest; provided, however, that such legal opinion or opinions need not address any collateral of a type or located in a jurisdiction not previously covered by any legal opinion delivered by or on behalf of Satmex. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow Satmex or any Guarantor to incur additional Indebtedness unless otherwise permitted by the terms of all applicable Secured Debt Documents.

SECTION 3.10 Investments. (a) Unless a Secured Debt Default shall have occurred and be continuing, the Collateral Trustee shall invest and reinvest moneys deposited into a Collateral Proceeds Account at any time in Cash Equivalents as directed in writing by Satmex. All such investments of funds, the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be as part of the Trust Estates. In no event shall the Collateral Trustee be liable for the selection of investments or for investment losses incurred thereon. The Collateral Trustee shall have no liability in respect of the losses incurred as a result of the liquidation of any investments prior to its stated maturity or the failure of Satmex, any Guarantor, or any Secured Party to provide timely written direction.
(b) The Collateral Trustee shall have no obligation to invest or reinvest the amounts deposited in the Collateral Proceeds Account if deposited with the Collateral Trustee after 11:00 a.m., New York time, on such day of deposit. Instructions received after 11:00 a.m., New York time, will be treated as if received on the following Business Day. Any proceeds, payments, income or other gain from investments in Cash Equivalents made in respect of funds in or credited to the Collateral Proceeds Account shall be credited to the Collateral Proceeds Account. Satmex shall be liable for any loss incurred on funds invested in any Cash Equivalents directed by it. Any interest or other income received on such investment and reinvestment of amounts in the Collateral Proceeds Account shall become part of the Collateral Proceeds Account and any losses incurred on such investment and reinvestment of the amounts in the Collateral Proceeds Account shall be debited against the amounts in the Collateral Proceeds Account. It is agreed and understood that the Collateral Trustee may earn fees associated with the Cash Equivalents in accordance with the terms of the Cash Equivalents. In no event shall the Collateral Trustee be deemed an investment manager or adviser in respect of any selection of Cash Equivalents hereunder. It is understood and agreed that the Collateral Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Trustee’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Cash Equivalents, (2) using affiliates to effect transactions in certain Cash Equivalents and (3) effecting transactions in Cash Equivalents.
ARTICLE 4. OBLIGATIONS ENFORCEABLE BY SATMEX AND THE GUARANTORS
SECTION 4.1 Release of Liens on Collateral.
(a) The Collateral Trustee’s Liens on the Collateral will be released:
(1) in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Document (including the furnishing of back-up letters of credit or the deemed issuance under a new agreement that is not in respect of any Secured Debt and that is not a Secured Debt Document with the consent of the issuing bank of such outstanding letters of credit);

(2) as to any Collateral that is sold, transferred or otherwise disposed of by the Grantors to a Person that is not (either before or after such sale, transfer or disposition) another Grantor in either (a) a foreclosure sale or other transaction approved by an Act of Required Debtholders or (b) a transaction or other circumstance that complies with Section 4.10 of the Indenture and is permitted by all of the other Secured Debt Documents, at the time of such sale, transfer or other disposition to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to Section 5.01 of the Indenture;
(3) as to a release of less than all or substantially all of Priority Liens on such Collateral, if (a) consent to release of that Collateral has been given by an Act of Required Debtholders, (b) such release is in connection with a transaction or circumstance that complies with Section 4.10 of the Indenture and is permitted by all of the other Security Documents at the time of such sale, transfer or other disposition, or (c) a Guarantor’s Guarantee is released under Section 11.05 of the Indenture; and
(4) as to a release of all or substantially all of the Collateral if consent to the release of such Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents.
(b) The Collateral Trustee agrees for the benefit of Satmex and the Guarantors that if the Collateral Trustee at any time receives:
(1) an Officers’ Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and
(2) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and
(3) with respect to Section 4.1(a)(1), an Opinion of Counsel that such release is permitted by Section 4.1(a)(1);

then the Collateral Trustee will promptly execute (with such acknowledgements and/or notarizations as are required) and deliver such release to Satmex or the applicable Guarantor on the date specified in such request for such release; provided that the Collateral Trustee shall have received the items required by this Section 4.1(b) on or prior to such specified date.
(c) The Collateral Trustee hereby agrees that in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of Satmex or the applicable Guarantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release.
SECTION 4.2 Delivery of Copies to Secured Debt Representatives. Satmex will deliver to each Secured Debt Representative a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.1(d).
SECTION 4.3 Collateral Trustee not Required to Serve, File or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if Satmex or any Guarantor shall make a written demand for the execution, if required, of a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with such written request of Satmex or such Guarantor to comply with the requirements of such UCC provision, if the applicable Secured Debt Representative(s) have confirmed in writing to the Collateral Trustee that the requirements of such UCC provisions have been satisfied.
SECTION 4.4 Release of Liens in Respect of Notes. The Collateral Trustee’s Priority Lien will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Indenture, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Priority Lien on the Collateral will terminate and be discharged upon receipt by the Collateral Trustee from the Trustee of written notice in the form of an Officers’ Certificate as to:
(1) satisfaction and discharge of the Indenture as set forth under Article 12 of the Indenture;
(2) a Legal Defeasance or Covenant Defeasance (each as defined under the Indenture) of the Notes as set forth under Article 8 of the Indenture;
(3) payment in full and discharge of all Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged; or
(4) the consent of the holders of the requisite percentage of Notes to such release in accordance with Article 9 of the Indenture.

ARTICLE 5. RIGHTS, PROTECTIONS AND IMMUNITIES OF THE COLLATERAL TRUSTEE
SECTION 5.1 No Implied Duty. (a) The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.
(b) The permissive right of the Collateral Trustee to take actions permitted by this Agreement shall not be construed as an obligation or requirement to take such action.
SECTION 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder (including for the purpose of foreclosing on Collateral in any jurisdiction) either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and shall be entitled to advice of counsel of its selection concerning all matters pertaining to such trusts, powers and duties and will not be responsible for any misconduct or negligence on the part of any such agents, attorneys, accountants, appraisers or other experts or advisors.
SECTION 5.3 Other Agreements. The Collateral Trustee has accepted its appointment as Collateral Trustee hereunder and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed in writing by each Secured Debt Representative in accordance with the terms of this Agreement or by Satmex as otherwise provided in this Agreement, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that the Collateral Trustee shall not be required to execute such additional Security Documents believed by it to adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents to which it is a party).
SECTION 5.4 Solicitation of Instructions.
(a) Whenever in the administration of this Agreement the Collateral Trustee shall deem it necessary that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Trustee may at any time solicit and conclusively rely on written confirmatory instructions, in the form of an Act of Required Debtholders (or an act of Required Junior Lien Debtholders to the extent provided herein), an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(b) No written direction given to the Collateral Trustee by an Act of Required Debtholders (or an act of Required Junior Lien Debtholders to the extent provided herein) that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.
SECTION 5.5 Limitation of Liability. (a) The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision.
(b) Anything in this Agreement to the contrary notwithstanding, in no event shall the Collateral Trustee be liable under or in connection with this Agreement for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(c) The Collateral Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Agreement (except for its gross negligence or willful misconduct in performing such action).
(d) In no event shall the Collateral Trustee be liable for any action taken or omitted to be taken by any Secured Debt Representative or any failure or delay in the performance by an Secured Debt Representative of its obligations under the Secured Debt Documents, and the Collateral Trustee shall have no duty to monitor or supervise any Secured Debt Representative or its performance of its obligations pursuant to the Secured Debt Documents.
(e) Notwithstanding anything herein or in any Secured Debt Documents or Security Documents to the contrary, the rights, protections, immunities and indemnities afforded to the Collateral Trustee under this Agreement shall be afforded to the Collateral Trustee in respect of the performance of its duties and obligations pursuant to the Secured Debt Documents and Security Documents. It is expressly understood and agreed that the Collateral Trustee shall have no obligation to execute and deliver any amendment, supplement, modification or waiver to any Secured Debt Document or Security Document which affects its own rights, duties, immunities or indemnities under this Agreement, such Secured Debt Document or Security Document or otherwise.
(f) In no event shall the Collateral Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond the Collateral Trustee’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

SECTION 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and substance reasonably satisfactory to it.
SECTION 5.7 Entitled to Rely. (a) The Collateral Trustee may seek and may conclusively rely upon, and shall be fully protected from acting or refraining from acting in reliance upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice, resolution, request, statement, bond, debenture, note, other evidence of indebtedness or other written document (whether in its original or facsimile form) or other writing delivered to it by (x) Satmex or any Guarantor in compliance with the provisions of this Agreement, (y) any Secured Debt Representative as to the holders of Secured Obligations for whom it acts, or (z) any other Person permitted to make such delivery in compliance with the provisions of this Agreement, in each case without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The parties recognize that the accuracy and completeness of information supplied by the Collateral Trustee hereunder maybe dependent upon the accuracy and completeness of the information received by the Collateral Trustee in accordance with the preceding sentence. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or Opinion of Counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on Officers’ Certificate or Opinion of Counsel as to such matter and such Officers’ Certificate or Opinion of Counsel shall be full warranty and protection to the Collateral Trustee for any action taken, not taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.
(b) Upon any application or demand by Satmex to the Collateral Trustee to take or permit any action under the provisions of this Agreement, any Secured Debt Document or any Security Document, Satmex shall furnish to the Collateral Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement, in any relevant Secured Debt Document and/or Security Document relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Agreement, any Secured Debt Document or any Security Document relating to such particular application or demand, such additional document shall also be furnished to the Collateral Trustee.
SECTION 5.8 Secured Debt Default. The Collateral Trustee will not be deemed to have knowledge of any Secured Debt Default of which a Responsible Officer of the Collateral Trustee shall not have received written notification and will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed in writing by an Act of Required Debtholders (or an act of Required Junior Lien Debtholders to the extent provided herein). Neither the Collateral Trustee nor any of its directors, officers, employees, agents or affiliates shall have any duty to monitor or to inquire as to the performance of Satmex’s or any Guarantor’s covenants herein or in any Secured Debt Document or any Security Document, or as to the performance by any agent of its duties hereunder, nor shall it have any liability in connection with the malfeasance or nonfeasance of any such party.

SECTION 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed in writing by an Act of Required Debtholders (or an act of Required Junior Lien Debtholders to the extent provided herein) and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Secured Obligations.
SECTION 5.10 Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to take any action at the direction of any Priority Lien Representative or any holder of any Priority Lien Obligations or to advance or expend any of its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action. None of the provisions contained in this Agreement shall in any event require the Collateral Trustee to perform, or be responsible for the manner or omission of performance of, any of the duties or obligations of the holders of Priority Liens, any Secured Debt Representative, Satmex, any Guarantor or any Person other than the Collateral Trustee.
SECTION 5.11 Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.
SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.
(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property (unless the Collateral Trustee is directed in writing in accordance with the terms hereof to treat the Collateral otherwise) and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

(b) Except as provided in Section 5.12(a), the Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of Satmex or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Secured Obligations concerning the perfection of the security interests granted to it or in the value of any of the Collateral.
(c) Except as set forth herein or expressly instructed by any Secured Party, subject to Section 5.10, the Collateral Trustee shall have no obligation to give, execute, deliver, file, record, authorize or obtain any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to create, preserve, perfect or validate the security interest granted pursuant to any Security Document or to enable the Collateral Trustee to exercise and enforce its rights hereunder with respect to such pledge and security interest, and the Collateral Trustee has no responsibility or liability (i) in connection with the acts or omissions of Satmex, any Guarantor or any Secured Party in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or the perfection and priority of such security interest.
(d) Unless a Secured Debt Default has occurred, the Collateral Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement and the Security Documents, and no implied covenants or obligations shall be read into this Agreement or any Security Document against the Collateral Trustee. After the occurrence and during the continuation of a Secured Debt Default, the Collateral Trustee shall exercise the rights and powers vested in it by this Agreement and the Security Documents.
(e) No provision of this Agreement, any Secured Debt Document or any Security Document shall be deemed to impose any duty or obligation on the Collateral Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal to perform any such act or acts or to exercise any such right, power, duty or obligation.

SECTION 5.13 Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:
(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;
(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and
(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.
SECTION 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any trust obligation for the benefit of another, which may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.
ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE
SECTION 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:
(a) the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Secured Debt Representative and Satmex; and
(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Debtholders.
SECTION 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Debtholders. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of Satmex), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:
(1) authorized to exercise corporate trust powers;
(2) having a combined capital and surplus of at least $150,000,000;

(3) maintaining an office in New York, New York; and
(4) that is not a Secured Debt Representative.
The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied. Notwithstanding resignation or replacement of the Collateral Trustee pursuant to this Section 6.2, the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and Satmex and the Guarantor’s obligations under the provisions of Sections 7.10 and 7.11 shall continue for the benefit of the resigning or retiring Collateral Trustee. Within 30 days after such resignation or replacement, Satmex and the Guarantors agree to pay all compensation and fees and expenses which are due and payable to such retiring or replaced Collateral Trustee.
SECTION 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:
(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and
(2) the predecessor Collateral Trustee will (at the expense of Satmex) promptly execute all documents provided to it in order to transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.
The predecessor Collateral Trustee will not be held responsible or liable for any action or inaction of the successor Collateral Trustee.
SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or to which the Collateral Trustee has sold its corporate trust business substantially as a whole, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee under this Agreement, the Security Documents and the Secured Debt Documents, without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, provided, that, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2. Upon any such merger, conversion or consolidation, the Collateral Trustee shall have notified Satmex, each Priority Lien Representative and each Junior Lien Representative thereof in writing, provided that the failure to provide such notification shall not affect the succession of such successor Collateral Trustee under this Agreement, the Security Documents or and the Secured Debt Documents.

SECTION 6.5 Co-Collateral Trustee; Separate Collateral Trustee. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Trustee of taxes by such jurisdiction not otherwise imposed on the Collateral Trustee, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the holders of Secured Debt, or by an Act of Required Debtholders shall request the Collateral Trustee and Satmex, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder or under any Secured Debt Document, the Collateral Trustee and Satmex shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustee and, unless a Secured Debt Default shall have occurred and be continuing, Satmex, either to act as co-trustee or co-trustees or agent or bailee of all or any of the Collateral under this Agreement or under any of the Security Documents, jointly with the Collateral Trustee originally named herein or therein or any successor Collateral Trustee, or to act as separate trustee or trustees or agent or bailee of any of the Collateral. If Satmex shall not have joined in the execution of such instruments and agreements within 10 Business Days after it receives a written request from the Collateral Trustee to do so, or if a Secured Debt Default shall have occurred and be continuing, the Collateral Trustee may act under the foregoing provisions of this subsection without the concurrence of Satmex and execute and deliver such instruments and agreements on behalf of Satmex. Satmex hereby appoints the Collateral Trustee as its agent and attorney-in-fact to act for it under the foregoing provisions of this subsection in either of such contingencies.
(b) Every separate trustee and every co-trustee, other than any successor Collateral Trustee appointed pursuant to Section 6.2, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:
(i) all rights, powers, duties and obligations conferred upon the Collateral Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Trustee or any agent appointed by the Collateral Trustee;
(ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee hereunder and under the relevant Guarantee or Security Document shall be conferred or imposed and exercised or performed by the Collateral Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustee shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Trustee which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

(iii) no power given hereby or by the relevant Guarantee or Security Documents to, or which it is provided herein or therein may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees, shall be exercised hereunder or thereunder by such co-trustee or co-trustees or separate trustee or separate trustees except jointly with, or with the consent in writing of, the Collateral Trustee, anything contained herein to the contrary notwithstanding;
(iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, and
(v) Satmex and the Collateral Trustee, at any time by an instrument in writing executed by them jointly, may (and, at the direction of an Act of Required Debtholders, shall) accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If Satmex shall not have joined in the execution of any such instrument within 10 Business Days after it receives a written request from the Collateral Trustee to do so, or if a Secured Debt Default shall have occurred and be continuing, the Collateral Trustee shall have the power to (and, at the direction of an Act of Required Debtholders, shall) accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of Satmex, Satmex hereby appointing the Collateral Trustee its agent and attorney to act for it in such connection in such contingency. If the Collateral Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Collateral Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by Satmex and the Collateral Trustee, or by the Collateral Trustee alone pursuant to this subsection.
ARTICLE 7. MISCELLANEOUS PROVISIONS
SECTION 7.1 Amendment.
(a) No amendment or supplement to the provisions of any Security Document (including this Agreement) will be effective without the approval of the Collateral Trustee acting as directed in writing by an Act of Required Debtholders, except that:
(1) any amendment or supplement that has the effect solely of (a) adding or maintaining Collateral (including providing for entering into additional, supplemental or replacement Security Documents), securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the priority of the Liens thereon or the rights of the Collateral Trustee therein; (b) curing any ambiguity, omission, mistake, defect or inconsistency; (c) providing for the assumption of any Grantor’s obligations under any Secured Debt

Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such Grantor to the extent permitted by the terms of the Indenture and the other Secured Debt Documents, as applicable; (d) releasing Collateral or a Grantor in accordance with the terms of the Indenture or any other Secured Debt Document, (e) making any change that would provide any additional rights or benefits to the Secured Parties or the Collateral Trustee or that does not adversely affect the rights under the Indenture or any other Secured Debt Document (including any increase in the amount o the Secured Debt secured thereby) of any holder of Notes, any other Secured Party or the Collateral Trustee; (f) to evidence the replacement of the Collateral Trustee in accordance with Article 6; or (g) to add additional guarantors with respect to the Secured Obligations will, in each case, become effective when executed and delivered by Satmex or any applicable Guarantor party thereto and the Collateral Trustee at the direction of the Grantor.
(2) no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Secured Obligations:
(A) to vote its outstanding Secured Debt as to any matter described as subject to an Act of Required Debtholders or an act of Required Junior Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Required Debtholders” or “Required Junior Lien Debtholders”),
(B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1, or
(C) to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 4.1, will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Documents; and
(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.
(4) any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in the applicable Secured Debt Documents referenced above in Section 4.1 Any amendment or supplement that results in the Collateral Trustee’s Liens upon the Collateral no longer securing the Notes and the other Obligations under the Indenture may only be effected in accordance with the provisions described above in Section 4.4.

(b) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee shall receive an Opinion of Counsel of Satmex to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an Opinion of Counsel of Satmex addressing customary creation and perfection, and if such additional Collateral consists of Equity Interests of any Person which Equity Interests constitute certificated securities, priority matters with respect to such additional Collateral (which opinion may be subject to customary assumptions and qualifications).
(c) The holders of Junior Lien Obligations and the Junior Lien Representatives agree that each Security Document that secures Junior Lien Obligations (but not also securing Priority Lien Obligations) will include the following or similar language:
“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of May 26, 2011, among Satélites Mexicanos, S.A. de C.V., the Guarantors from time to time party thereto, Wilmington Trust FSB, as Trustee under the Indenture (as defined therein) and Wells Fargo Bank, National Association, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern.”
; provided, however, that if the jurisdiction in which any such Junior Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Junior Lien Representatives and the Priority Lien Representatives agree, prior to such Junior Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Junior Lien Document is subject to the provisions of this Agreement.
SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Obligations, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt by a notice delivered by the applicable Secured Debt Representative to the Collateral Trustee. Hedging Obligations and Banking Product Obligations will not be considered for purposes of voting by holders of Secured Obligations under this Agreement unless the only Secured Obligations outstanding are Hedging Obligations or Banking Product Obligations and documents evidencing such Hedging Obligations and Banking Product Obligations that are equally and ratably secured with the other Secured Obligations expressly provide that such Hedging Obligations and Banking Product Obligations remain secured by the Collateral when they are the only Secured Obligations remaining. The amount of Secured Obligations to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including, if provided for in the applicable Secured Debt Document, outstanding letters of credit whether or not then available or drawn), plus (2) if provided for in the applicable Secured Debt Document, the aggregate principal amount of unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will vote the total amount of Secured Debt under that Series of Secured Debt as a block in respect of any vote under this Agreement and the Collateral Trustee shall be entitled to rely conclusively without further investigation on such block vote of the Secured Debt Representatives and shall not be held responsible for the exercise of any such voting rights described herein.
SECTION 7.3 Further Assurances; Insurance.
(a) Each of the Grantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee when acting in accordance with an Act of Required Debtholders, from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral, in each case, as contemplated by, and with the Lien priority required under, the Secured Debt Documents. Without limiting the foregoing, to the extent any security interest in the Collateral cannot be perfected on or prior to the date hereof, after the use of all commercially reasonable efforts (other than any Collateral the security interest in which may be perfected by the filing of a UCC financing statement or other filings or registrations under any Mexican public registries or the delivery of stock certificates), Satmex and each of the Guarantors will cause all such security interests to be perfected (to the extent required by the Security Documents) on or prior to the date that is 90 days after the date hereof. To the extent that any such security interests are perfected subsequently, Satmex will be deemed to have satisfied its obligations with respect thereto and any default or event of default under any Secured Debt Document with respect thereto shall be deemed to have been cured.
(b) Satmex and the other Grantors will:
(1) keep their properties insured as is customary with companies in the same or similar businesses and industry by financially sound and reputable insurers;
(2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against, as is customary with companies in the same or similar businesses and industry, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;
(3) maintain such other insurance as may be required by law; and

(4) maintain such other insurance as may be required by the Indenture and the Security Documents, if any, to the extent such insurance is available on commercially reasonable terms.
(c) Within thirty (30) days following any date on which Satmex is required or permitted to obtain insurance pursuant to Section 4.20 of the Indenture, Satmex shall deliver to the Collateral Trustee an insurance certificate certifying the amount of insurance then carried and in full force and effect. In addition, Satmex shall cause to be delivered to the Collateral Trustee no less than once each year an insurance certificate setting forth the amount of insurance then carried and in full force and effect, which insurance certificate shall entitle the Collateral Trustee to: (y) notice of any claim in excess of $1.0 million under any such insurance policy; and (z) at least thirty (30) days’ notice from the provider of such insurance prior to the cancellation of any such insurance.
(d) Satmex or the applicable Grantor shall use its reasonable best efforts to provide evidence that (x) the Collateral Trustee, on behalf of the Secured Parties, is named as additional insured with a waiver of subrogation on all insurance policies of Satmex and the other Grantors and (y) the Collateral Trustee, on behalf of the Secured Parties, is named as loss payee, with 30 days’ notice of cancellation or material change, on all property and casualty insurance policies of Satmex and the other Grantors, in each case, subject to the limitations set forth in the Security Documents and the Indenture.
(e) Upon the request of the Collateral Trustee and with reasonable notice (except after the occurrence and during the continuation of a Secured Debt Default), Satmex and the Guarantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. Satmex and the Guarantors shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of Satmex and the Guarantors and their Subsidiaries, all at Satmex’s expense.
(f) Without limiting the foregoing, substantially concurrently with the acquisition by any Grantor of any assets that would constitute Collateral, such Grantor shall:
(1) take such other actions as shall be necessary or (in the reasonable opinion of any Secured Debt Representative) desirable to perfect and protect the Collateral Trustee’s security interest in such assets or property for the benefit of the current and future holders of the Secured Obligations, including without limitation, and to the extent applicable, the execution of additional Security Documents (or supplements or joinders thereto); the filing and/or recordation of Uniform Commercial Code financing statements, filings before the applicable Mexican registries, and other filings; the delivery of stock certificates endorsed in pledge or with accompanying stock powers, as the case may be; intellectual property security agreements to be filed with the United States Patent & Trademark Office and the United States Copyright Office and/or the Mexican Institute of Industrial Property (Instituto Mexicano de la Propiedad Industrial); mortgages; landlord waivers; control agreements; evidence of title insurance, flood insurance and surveys and other assurances and instruments (or, in each of the foregoing cases, the applicable foreign equivalent); and

(2) promptly deliver to the Collateral Trustee Opinions of Counsel, subject to customary qualifications, assumptions and exclusions, relating to the creation, validity and perfection of security interests relating to any material assets or property with a book value or fair market value in excess of $2,000,000.
(g) Satmex shall deliver to the Collateral Trustee within ninety days after the end of each fiscal year, a copy of the Officers’ Certificate required to be delivered to the Trustee pursuant to Section 4.04 of the Indenture, which Officers’ Certificate will include a certification that either (i) (x) such action has been taken with respect to the recordings, registrations, filings, re-recordings, re-registrations and refilings of the Security Documents (other than relating to mortgages, deeds of trust and similar Security Documents) and all financing statements, continuation statements and other instruments of further assurance as are necessary to maintain the perfected Liens under applicable law in those items of Collateral constituting the Senior Trust Estate and the Junior Trust Estate that can be perfected by the filing, recordings or registrations (other than relating to mortgages, deeds of trust and similar Security Documents) and reciting with respect to such Liens on and security interests in such Collateral the details of such action or referring to prior Officers’ Certificates in which such details are given, and (y) based on relevant laws as in effect on the date of such Officers’ Certificate, all financing statements, continuation statements, and other documents (other than relating to mortgages, deeds of trust and similar Security Documents) have been executed and filed that are necessary, as of such date and during the succeeding 12 months, fully to maintain the perfection of the security interests of the Collateral Trustee in the Collateral constituting the Senior Trust Estate and the Junior Trust Estate and under the Security Documents (other than relating to mortgages, deeds of trust and similar Security Documents) with respect to such Collateral; provided that if there is a required filing of a continuation statement or other instrument (other than relating to mortgages, deeds of trust and similar Security Documents) within such 12 month period and such continuation statement or other instrument is not effective if filed at the time of the delivery of such Officers’ Certificate, such Officers’ Certificate may so state and in that case Satmex shall cause a continuation statement or other instrument to be timely filed so as to maintain such Liens and security interests securing Priority Lien Obligations and Junior Lien Obligations shall provide a further Officers’ Certificate to the effect of this clause (i) upon the filing of the relevant continuation statement or other instrument; or (ii) no such action is necessary to maintain such Liens or security interests.
SECTION 7.4 Perfection of Junior Trust Estate.
Solely for purposes of perfecting the Liens of the Collateral Trustee in its capacity as agent of the holders of Junior Lien Obligations and the Junior Lien Representatives in any portion of the Junior Trust Estate in the possession or control of the Collateral Trustee (or its agents or bailees) as part of the Senior Trust Estate including, without limitation, any instruments, goods, negotiable documents, tangible chattel paper, certificated securities, securities accounts or money, the Collateral Trustee, the holders of Priority Lien Obligations and the Priority Lien Representatives hereby acknowledge that the Collateral Trustee also holds such property as gratuitous bailee for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC). Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) the Collateral Trustee in its capacity as agent of the holders of the Priority Lien Obligations agrees to also hold control over such deposit accounts as gratuitous agent for the benefit of the holders of Junior Lien Obligations and the Junior Lien Representatives.
SECTION 7.5 Successors and Assigns.
(a) Except as set forth herein, the Collateral Trustee may not, in its capacity as such, assign any of its duties or rights hereunder, and any attempted assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each current and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.
(b) Neither Satmex nor any Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of Satmex and the Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each current and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.
SECTION 7.6 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
SECTION 7.7 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given shall be given in English and may be given to the following addresses:

If to the Collateral Trustee:	Wells Fargo Bank, National Association
45 Broadway, 14th Floor
New York, NY 10006
Attention: Corporate Trust Services,
Administrator for Satmex
Fax: 212-515-1589

If to Satmex or any Guarantor:	Satélites Mexicanos, S.A. de C.V.
Paseo de la Reforma, num 222
Floors 20 and 21
Col. Juarez Delegacion Cuahermac
C.P. 06600 Mexico D.F.
Attention: CFO
Telephone: 52 55 2629 5808
Fax: 52 (55) 2629 5848

If to the Trustee:	Wilmington Trust FSB
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Telephone: (612) 217-5632
Facsimile No.: (612) 217-5651
Attention: Satmex Administrator
and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.
All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, its address shown on the register kept by the office or agency where the relevant Secured Debt may be presented for registration of transfer or for exchange. To the extent applicable, any notice or communication will also be so mailed to any Person described in § 313(c) of the Trust Indenture Act of 1939, as amended, to the extent required thereunder. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
SECTION 7.8 Notice Following Discharge of Priority Lien Obligations. Promptly following the Discharge of Priority Lien Obligations with respect to one or more Series of Priority Lien Debt, each Priority Lien Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.
SECTION 7.9 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.
SECTION 7.10 Compensation; Expenses. Satmex and the Guarantors jointly and severally agree to pay, promptly upon demand:
(1) such compensation to the Collateral Trustee and its agents as Satmex and the Collateral Trustee may agree in writing from time to time;

(2) all reasonable out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents and counsel in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;
(3) all reasonable fees, out-of-pocket expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by Satmex or any Guarantor;
(4) all reasonable costs and out-of-pocket expenses incurred by the Collateral Trustee and its agents and counsel in creating, perfecting, preserving or releasing the Collateral Trustee’s Liens on the Collateral and all reasonable costs and expenses incurred by the Collateral Trustee and its agents and counsel in enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;
(5) all other reasonable costs and out-of-pocket expenses incurred by the Collateral Trustee and its agents and counsel in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and
(6) after the occurrence of any Secured Debt Default, all costs and expenses incurred by the Collateral Trustee, its agents (including but not limited to the fees and expenses of counsel) and any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Secured Debt Representatives.
The agreements in this Section 7.10 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.
To secure Satmex and the Guarantor’s payment obligations under this Section 7.10 and Section 7.11, the Collateral Trustee shall have a Lien on all assets held or collected by the Collateral Trustee, in its capacity as Collateral Trustee.

SECTION 7.11 Indemnity.
(a) Satmex and the Guarantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee and its Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee.
(b) All amounts due under this Section 7.11 will be payable upon demand.
(c) Satmex and the Guarantors will never assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and Satmex and each of the Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(d) The agreements in this Section 7.11 will survive repayment of all other Secured Obligations, any termination of this Agreement and the removal or resignation of the Collateral Trustee.
(f) When the Collateral Trustee incurs expenses or renders services after a Secured Debt Default occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
(g) All indemnities to be paid under this Agreement, shall be payable immediately when due in U.S. dollars (the “Dollars”) in the full amount due, without deduction for any variation in any Rate of Exchange (as defined below). Satmex and the Guarantors agrees to indemnify the Collateral Trustee against any losses incurred by such the Collateral Trustee as a result of any judgment or order being given or made for the amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than Dollars and as a result of any variation as between (i) the rate of exchange at which the dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the Rate of Exchange at which the Collateral Trustee is then able to purchase Dollars with the amount of the Judgment Currency actually received by the Collateral Trustee. The indemnity set forth in this paragraph shall constitute a separate and independent obligation of Satmex and the Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “Rate of Exchange” means the rate at which the Collateral Trustee is able to purchase Dollars with the Judgment Currency on the foreign exchange market on the relevant date and shall include any premiums and other reasonable costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 7.12 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.
SECTION 7.13 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.
SECTION 7.14 Obligations Secured. All obligations of Satmex and the Guarantors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.
SECTION 7.15 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
SECTION 7.16 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement shall be brought in any state or federal court of competent jurisdiction in the State, County and City of New York and the parties hereto hereby expressly and irrevocably submit to the jurisdiction of any state or federal court in the State, County and City of New York, and hereby expressly and irrevocably waives their rights to any other jurisdiction that may apply by virtue of their present or future domiciles or for any other reason. By executing and delivering this Agreement, each Grantor, for itself and in connection with its properties, irrevocably:
(1) accepts generally and unconditionally the jurisdiction and venue of such courts;
(2) waives any defense of forum non conveniens;
(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;
(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and
(5) agrees each party hereto retains the right to serve process in any other manner permitted by law.

SECTION 7.17 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.17 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.
SECTION 7.18 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. The parties hereto may sign this Agreement and any Collateral Trust Joinder and transmit the executed copy by electronic means, including facsimile or non-editable *.pdf files. The electronic copy of the executed Agreement and any Collateral Trust Joinder is and shall be deemed an original signature
SECTION 7.19 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.
SECTION 7.20 Additional Guarantors. Satmex represents and warrants that each Person who is a Guarantor on the date hereof has duly executed this Agreement. Satmex will cause each Person that hereafter becomes a Guarantor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Satmex shall promptly provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.20; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Secured Debt Representative shall not affect the inclusion of such Person as a Guarantor if the other requirements of this Section 7.20 are complied with.

SECTION 7.21 Continuing Nature of this Agreement. This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding or otherwise by any holder of Priority Lien Obligations or Priority Lien Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any holder of Priority Lien Obligations or any Priority Lien Representative in an Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding or otherwise, such payment or distribution received by any holder of Junior Lien Obligations or Junior Lien Representative with respect to the Junior Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien, to be applied in accordance with Section 3.4. Until so delivered, such proceeds will be held by that Junior Lien Representative or that holder of a Junior Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations and other Obligations secured by a Permitted Prior Lien.
SECTION 7.22 Insolvency. The Parties acknowledge that this Agreement is a “subordination agreement” under section 510(a) of Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute, which will be effective before, during and after the commencement of an Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding. This Agreement will be applicable both before and after the commencement of any Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency, Concurso Mercantil, Quiebra or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.
SECTION 7.23 Rights and Immunities of Secured Debt Representatives. The Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of any Grantor or the Collateral Trustee hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

SATÉLITES MEXICANOS, S.A. DE C.V.

By:	/s/ Pablo Manzur y Bernabeu

	Name:	Pablo Manzur y Bernabeu
	Title:	Legal Representative

ALTERNA’ TV CORPORATION

By:	/s/ Pablo Manzur y Bernabeu

	Name:	Pablo Manzur y Bernabeu
	Title:	Officer

ALTERNA’ TV INT’L CORPORATION

By:	/s/ Pablo Manzur y Bernabeu

	Name:	Pablo Manzur y Bernabeu
	Title:	Officer

WILMINGTON TRUST FSB, as Trustee under the Indenture

By:	/s/ Jane Schweiger

	Name:	Jane Schweiger
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Trustee

By:	/s/ Martin Reed

	Name:	Martin Reed
	Title:	Vice President

EXHIBIT A
to Collateral Trust Agreement
[FORM OF]
ADDITIONAL SECURED DEBT DESIGNATION
Reference is made to the Collateral Trust Agreement dated as of May 26, 2011 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Satélites Mexicanos, S.A. de C.V. (“Satmex”), the Guarantors from time to time party thereto, Wilmington Trust FSB, as Trustee under the Indenture (as defined therein) and Wells Fargo Bank, National Association, not in its individual capacity but solely as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as either Priority Lien Debt or Junior Lien Debt entitled to the benefit of the Collateral Trust Agreement.
The undersigned, the duly appointed [specify title] of Satmex hereby certifies on behalf of Satmex that:
(A) [insert name of Satmex or Guarantor] intends to incur additional Secured Debt (“Additional Secured Debt”) which will be [select appropriate alternative] [Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt] or [Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien equally and ratably with all previously existing and future Junior Lien Debt];
(B) the name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:

Telephone:

Fax:

(C) Each of Satmex and each Guarantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents;
(D) Attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by Satmex and each Guarantor, and
EXHIBIT A

(E) Satmex has caused a copy of this Additional Secured Debt Designation and the related Collateral Trust Joinder to be delivered to each existing Secured Debt Representative.
IN WITNESS WHEREOF, Satmex has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of  _______, 20_______.

SATÉLITES MEXICANOS, S.A. DE C.V.

By:

Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT
The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

Date: ______________	WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Trustee

By:

Name:
Title:

EXHIBIT 1 TO ADDITIONAL SECURED DEBT DESIGNATION
[FORM OF]
REAFFIRMATION AGREEMENT
Reference is made to the Collateral Trust Agreement dated as of May 26, 2011 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Satélites Mexicanos, S.A. de C.V. (“Satmex”), the Guarantors from time to time party thereto, Wilmington Trust FSB, as Trustee under the Indenture (as defined therein) and Wells Fargo Bank, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Reaffirmation Agreement is being executed and delivered as of [ ], 20[ ] in connection with an Additional Secured Debt Designation of even date herewith which Additional Secured Debt Designation has designated additional secured debt as either Priority Lien Debt or Junior Lien Debt (as described therein) entitled to the benefit of the Collateral Trust Agreement.
Each of the undersigned hereby consents to the designation of additional secured debt as [Priority/Junior] Lien Debt as set forth in the Additional Secured Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the [Priority/Junior] Lien Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each [Priority/Junior] Lien Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and such additional secured debt shall be entitled to all of the benefits of such [Priority/Junior] Lien Documents.
Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Reaffirmation Agreement.
IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[Insert Names of Satmex and Guarantors]

By:
Name:
Title:

EXHIBIT B
to Collateral Trust Agreement
[FORM OF]
COLLATERAL TRUST JOINDER — ADDITIONAL DEBT
Reference is made to the Collateral Trust Agreement dated as of May 26, 2011 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Satélites Mexicanos, S.A. de C.V. (“Satmex”), the Guarantors from time to time party thereto, Wilmington Trust FSB, as Trustee under the Indenture (as defined therein) and Wells Fargo Bank, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being Additional Secured Debt under the Collateral Trust Agreement.
1. Joinder. The undersigned,  _______, a  _______, (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured obligations] hereby agrees to become party as [a Junior Lien Representative] [a Priority Lien Representative] under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
2. Lien Sharing and Priority Confirmation.
[Option A: to be used if Additional Debt is Junior Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt and Junior Lien Debt, each existing and future Priority Lien Representative, each other existing and future Junior Lien Representative, each existing and future holder of Permitted Prior Liens and the Collateral Trustee, and as a condition to being treated as Secured Debt under the Collateral Trust Agreement:
(a) that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by Satmex or any Guarantor to secure any Obligations in respect of any Series of Junior Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;
(b) that the New Representative and the holders of Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c) to the terms of the Collateral Trust Agreement and the Collateral Trustee’s performance of, and that the Collateral Trustee shall perform, its obligations under the Collateral Trust Agreement and the other Security Documents. [or]
[Option B: to be used if Additional Debt is Priority Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt or other Priority Lien Obligations for which the undersigned is acting as Priority Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Priority Lien Debt, other Priority Lien Obligations and Junior Lien Debt, each existing and future Junior Lien Representative, each other existing and future Priority Lien Representative, each existing and future holder of Permitted Prior Liens and the Collateral Trustee, and as a condition to being treated as Secured Debt under the Collateral Trust Agreement:
(a) that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by any Grantor to secure any Obligations in respect of such Series of Priority Lien Debt or other Priority Lien Obligations, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations;
(b) that the New Representative and the holders of Obligations in respect of the Series of Priority Lien Debt or other Priority Lien Obligations for which the undersigned is acting as Priority Lien Representative are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and
(c) to the terms of the Collateral Trust Agreement and the Collateral Trustee’s performance of, and that the Collateral Trustee shall perform its obligations under, the Collateral Trust Agreement and the other Security Documents.
3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of  ________, 20_______.

[Insert name of the new representative]

By:
Name:
Title:
The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder pursuant to Section 3.8(a)(2) of the Collateral Trust Agreement:

Date:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Trustee

By:
Name:
Title:

EXHIBIT C
to Collateral Trust Agreement
[FORM OF]
COLLATERAL TRUST JOINDER — ADDITIONAL GUARANTOR
Reference is made to the Collateral Trust Agreement dated as of May 26, 2011 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Satélites Mexicanos, S.A. de C.V. (“Satmex”), the Guarantors from time to time party thereto, Wilmington Trust FSB, as Trustee under the Indenture (as defined therein) and Wells Fargo Bank, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.20 of the Collateral Trust Agreement.
1. Joinder. The undersigned,  _______, a  ________, hereby agrees to become party as a Guarantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
2. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.
IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of  ________, 20_______.

[_________________________]

By:

Name:
Title:
The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder pursuant to Section 7.20 of the Collateral Trust Agreement:

Date:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Trustee

By:

Name:
Title:

EXHIBIT D
to Collateral Trust Agreement
[FORM OF]
DEFAULT NOTICE
[Each Secured Debt Representative]
Reference is made to the Collateral Trust Agreement dated as of May 26, 2011 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Satélites Mexicanos, S.A. de C.V. (“Satmex”), the Guarantors from time to time party thereto, Wilmington Trust FSB, as Trustee under the Indenture (as defined therein) and Wells Fargo Bank, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement.
The Collateral Trustee has received the written notice attached hereto as Exhibit 1 notifying the Collateral Trustee that an event has occurred that constitutes an event of default under a Secured Debt Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce any of its Liens under the Collateral Trust Agreement.

Date:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Trustee

By:

Name:
Title:
EXHIBIT A

EXHIBIT 1 TO DEFAULT NOTICE
EXHIBIT A